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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 (File No.
333-       ) of our report dated March 5, 1998, which includes an emphasis of a matter paragraph related to the Company's net monetary assets at ICN Yugoslavia, which would be subject to foreign exchange loss if a devaluation of the Yugoslavian dinar were to occur, on our audits of the consolidated financial statements and financial statement schedule of ICN Pharmaceuticals, Inc. We also consent to the reference to our firm under the caption "Independent Public Accountants".

/s/ PRICEWATERHOUSECOOPERS LLP

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     PricewaterhouseCoopers LLP

Newport Beach, California
September 17, 1998